Exhibit 3.2
BYLAWS
OF
[NEWCO, INC.]
A Delaware Corporation
ARTICLE 1
MEETINGS OF STOCKHOLDERS
          Section 1. Date and Time of Annual Meetings. An annual meeting of the stockholders of [NewCo, Inc.] (the “Corporation”) will be held each year on a date not later than 150 days after the Corporation’s fiscal year end at a time determined by the board of directors for the purpose of electing directors and conducting such other business as may properly come before the meeting.
          Section 2. Notice of Stockholder Business and Nominations.
     (A) Annual Meetings of Stockholders.
          (1) Subject to the provisions of Article 2 of these bylaws, nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders exclusively by the following means:
               (a) in the Corporation’s notice of meeting (or any supplement thereto),
               (b) by or at the direction of the board of directors or any committee of the board of directors, or
               (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in Section 2(A)(2) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.
          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder under clause (c) of paragraph (A)(1) of this Section 2, the stockholder must have given timely notice of the nomination or other business in writing to the Secretary of the Corporation, and any proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day, nor earlier than the close of business on 90th day, prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is changed by more than 30 days from the anniversary date, notice by the stockholder must be delivered not later than the close of business on the earlier of the 7th day following the date on which notice of the date of the meeting was mailed or a public announcement of the date of the meeting is first made by the Corporation. In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder’s notice will set forth:
               (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under and in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
               (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if the business includes a proposal to amend the bylaws or certificate of incorporation (the “Charter”) of the Corporation, the language of the proposed amendment), the reasons for conducting business at the meeting and any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in the business proposed by the stockholder; and
               (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
                    (i) the name and address of the stockholder, as they appear on the Corporation’s books, and of the beneficial owner,
                    (ii) (A) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by the stockholder and the beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of capital stock of the Corporation, (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
                    (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose any business or a nomination, and
                    (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of the proposal or nomination.
The foregoing notice requirements of this Section 2 will be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and the stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the annual meeting. The Corporation may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation.
          (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2 to the contrary, if the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which the public announcement is first made by the Corporation.
     (B) Special Meetings of Stockholders. Subject to the provisions of Article 2 of these bylaws, if the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder of the Corporation may nominate a person or persons (as the case may be) for election to the position(s) as specified in the Corporation’s notice of meeting, if (i) the stockholder delivers a notice satisfying the requirements set forth in Sections (2)(A)(2)(a), (b) and (c) and the final paragraph of Section 2(A)(2) to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at the meeting and (ii) the stockholder is a stockholder of record of the Corporation at the time the stockholder’s notice is delivered to the Secretary of the Corporation and is entitled to vote at the special meeting. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (C) General.
          (1) Only those persons who are nominated in accordance with the procedures set forth in this Section 2 or Article 2 of these bylaws will be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. In addition, any business to be conducted at a meeting of stockholders must have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the chairman of the meeting will have the power and duty to do the following:
               (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2 or Article 2 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of the stockholder’s nominee or proposal in compliance with the stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 2) and
               (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2, to declare that the nomination will be disregarded or that the proposed business will not be transacted.
Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, in the case of a nomination or other business brought before an annual meeting by a stockholder under clause (c) of paragraph (A)(1) of this Section 2 or a special meeting under paragraph (B) of this Section 2, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the

Corporation to present a nomination or proposed business, the nomination by the stockholder will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote may have been received by the Corporation. For purposes of paragraph (C) of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of the stockholder or must be authorized by a writing executed by the stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the meeting of stockholders and the person acting as a qualified representative must produce the writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (2) For purposes of this Section 2, a “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Exchange Act.
          (3) Notwithstanding the foregoing provisions of this Section 2, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement under applicable rules and regulations promulgated under the Exchange Act or of the holders of any series of preferred stock of the Corporation to elect directors under any applicable provisions of the Charter or of the holders of any class or series of the Corporation’s capital stock to nominate or elect directors pursuant to any agreement between the Corporation and such stockholders.
          (4) If information submitted pursuant to this Section 2 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2. Upon written request by the Secretary, the board of directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.
          Section 3. Date and Time of Special Meetings. Special meetings of stockholders may be called for any purpose only by a majority of the board of directors, the chairman of the board of directors, the chief executive officer of the Corporation, the president of the Corporation, the holders of at least 66 2/3% in voting power of all of the then outstanding shares of Class B Common Stock of the Corporation, or the holders of at least 50% in voting power of all of the then outstanding shares of Class A Common Stock of the Corporation. The meetings may be held at any time stated in a notice of meeting or in a duly executed waiver of notice thereof. Except as specifically provided above, stockholders do not have the ability to call a special meeting of stockholders.
          Section 4. Place of Meetings. The chief executive officer or the board of directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors or stockholders (as permitted above). If no designation is made, the place of meeting will be the principal executive office of the Corporation.
          Section 5. Notice. Whenever stockholders are required or permitted to take action at a meeting, written notice (which can be electronic) stating the place, if any, date, time, and, in the case of special meetings, the purpose or purposes, of the meeting, will be given by the chairman of the board of directors, the chief executive officer or the secretary to each stockholder entitled to notice of or to vote at the meeting. Unless otherwise provided by law, the Charter or these bylaws, the written notice of any meeting will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears in the records of the Corporation.
          Section 6. Stockholders List. The officer having charge of the stock ledger of the Corporation will make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. For a period of at least 10 days prior to the meetings, during ordinary business hours, the stockholder list will be open to the examination of any stockholder, for any purpose germane to the meeting, either on a reasonably accessible electronic network with the information required to gain access to the stockholder list provided with the notice of meeting or at the principal place of business of the Corporation. The list of stockholders will also be open to examination at the meeting as required by the General Corporation Law of the State of Delaware as from time to time in effect including any successor provisions of law (the “DGCL”) or other applicable law. Except as otherwise provided by law, the stock ledger will be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6 or to vote in person or by proxy at any meeting of stockholders.
          Section 7. Quorum. The holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Charter or these bylaws, except that where a separate vote by a class or classes is required, shares representing a majority of all the voting power assigned under the Charter to the outstanding shares of the applicable class or classes, present in person or represented by proxy at the meeting, will constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present, the holders of a majority of the voting power present in person or represented by proxy at the meeting, and entitled to vote at the meeting, or the chairman of the meeting, may adjourn the meeting to another time or place in the manner provided by Section 8 of this Article 1 until a quorum will be so present or represented.
          Section 8. Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the original meeting.
          Section 9. Vote Required. The directors will be elected by a plurality of the votes cast by stockholders entitled to vote and present in person or represented by proxy at the meeting. In all other matters, when a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except that where a separate vote of a class or classes is required, corporate action to be taken by the applicable class or classes will be authorized by a majority of the voting power (assigned under the Charter to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the applicable class or classes. Notwithstanding the foregoing provisions of this Section 9, if the question is one on which the express provisions of the DGCL or other applicable law or of the Charter or these bylaws or the rules or regulations of any stock exchange applicable to the Corporation or the Equityholders’ Agreement (as defined herein) require a different vote, the express provision will govern and control the decision of the question.
          Section 10. Voting Rights. Except as otherwise provided by the DGCL or other applicable law, the Charter will establish the voting rights of each stockholder at the meetings of the stockholders.
          Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy, but no proxy will be voted or acted on after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. That authorization may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder by (a) executing a writing or causing his or her signature to be affixed to the writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive the transmission, except that any telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as a proxy for the stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, as long as the copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
          Section 12. Action by Stockholders without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, is:
               (a) signed by the holders of outstanding stock that have more than the minimum number of voting power assigned under the Charter that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voting and
               (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders.
Delivery made to the Corporation’s registered office may be by hand, by verified facsimile, by nationally recognized courier or by certified mail or registered mail, return receipt requested. Every written consent must bear the date of signature of each stockholder who signs the consent and no written consent will be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section 12, within 60 (or, if less, the maximum number permitted by the DGCL or other applicable law) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 12. The validity of any consent executed by a proxy for a stockholder through a telegram, cablegram or other means of electronic transmission transmitted to the proxy holder by or on the authorization of the stockholder will be determined by or at the direction of the Secretary. A written record of the information on which the person making the determination relied will be made and kept in the records of the proceedings of the stockholders. Prompt notice of the effectiveness of the action will also be given by the Corporation to those stockholders who did not consent in writing.
          Section 13. Organization. Meetings of the stockholders will be presided over by the chairman or one of the co-chairmen of the board of directors, if any, or in the absence of the chairman or one of the co-chairmen of the board of directors by the vice chairman of the board of directors, if any, or in the absence of the vice chairman of the board of directors by the chief executive officer, the president or a vice-president (in order of seniority), or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of that designation by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary will act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.
          Section 14. Inspectors of Election. The Corporation will, if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment of the meeting and to make a written report of the meeting. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no designated inspector is able to act at a meeting of stockholders, the person presiding at the meeting will appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, will take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated will do the following:
               (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each share;
               (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots;
               (c) count all votes and ballots;
               (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
               (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and the inspectors’ count of all votes and ballots.
The certification and report will specify any other information that is required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider any information permitted by the DGCL or other applicable law. No person who is a candidate for an office at an election may serve as an inspector at that election.
          Section 15. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter on which the stockholders may vote at a meeting will be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution the rules and regulations for the conduct of the meeting of stockholders as it deems reasonably appropriate. Except to the extent inconsistent with the rules and regulations adopted by the board of directors, the person presiding over any meeting of stockholders will have the right and authority to convene and to adjourn the meeting, to prescribe the rules, regulations and procedures and to do all acts as, in the judgment of the presiding person, are reasonably appropriate for the proper conduct of the meeting. The rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following:
               (a) the establishment of an agenda or order of business for the meeting;
               (b) rules and procedures for maintaining order at the meeting and the safety of those present;
               (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or other persons as the presiding person of the meeting determines;
               (d) restrictions on entry to the meeting after the time fixed for commencement; and
               (e) limitations on the time allotted for questions or comments by participants.
The presiding person at any meeting of stockholders, in addition to making any other determinations that may be reasonably appropriate to the conduct of the meeting, will, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, at the election of the presiding person, that the matter or business not properly brought before the meeting will not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders will not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE 2
DIRECTORS
          Section 1. General Powers. The business and affairs of the Corporation will be managed by or under the direction of the board of directors, except as may be otherwise provided by the DGCL or other applicable law or in the Charter.
          Section 2. Number, Election and Term of Office. The number of directors constituting the whole board of directors will be no less than one, as determined initially by the incorporator and, after the issuance of stock, subject to Section 2 of Article 6, as determined from time to time by resolution of the board of directors or by the stockholders at the annual or any special meeting, except that no decrease in the number of directors may shorten the term of any incumbent director. Unless a director resigns or is removed, each director elected will hold office for the longer of one year or until that director’s successor is elected and qualified.

Directors will be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation. The directors, other than the first board of directors, will be determined by resolution of the board of directors or by the stockholders at the annual meeting, except as provided in these bylaws.
          Section 3. Removal and Resignation. Except as provided in the Charter and in the Equityholders’ Agreement, any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors at a special meeting called for that purpose. Any director may resign at any time on written notice to the board of directors, the president, the chief executive officer or the secretary of the Corporation. The resignation will take effect at the time specified therein (or if not specified therein, then upon receipt thereof), and unless otherwise specified therein no acceptance of the resignation will be necessary to make it effective.
          Section 4. Vacancies. Except as provided in the Charter and in the Equityholders’ Agreement, newly created directorships resulting from an increase in the size of the board of directors and all vacancies occurring in the board of directors, including without limitation, vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or if not by the directors, then by the stockholders, and the directors so chosen will hold office until the next annual election and until their successors are duly elected and qualified, unless such director earlier resigns or is removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
          Section 5. Annual Meetings. The annual meeting of each newly elected board of directors will be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.
          Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at the time and at the place within or outside the State of Delaware as is from time to time determined by resolution of the board. Special meetings of the board of directors may be held at any time or place within or outside the State of Delaware whenever called by or at the request of any chairman or co-chairman of the board, any three members of the board, the chief executive officer or the president on at least 48 hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail. The notice to each director will include the time, date and place of the meeting and the purpose or purposes of the meeting that has been called.
          Section 7. Quorum, Required Vote and Adjournment. At all meetings of the board of directors, a majority of the total number of directors will constitute a quorum for the transaction of business or, if vacancies exist on the board of directors, a majority of the total number of directors then serving on the board of directors, except that the number may not be less than one-third of the total number of directors fixed in the manner provided for in these bylaws. The vote of a majority of directors present at a meeting at which a quorum is present will be the act of the board of directors unless the Charter, these bylaws or the Equityholders’ Agreement requires a vote of a greater number. If a quorum is not present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum will be present.
          Section 8. Committees. The board of directors will establish the following committees: an audit committee, a nominating committee, a compensation committee and a transactions committee. The composition of the audit committee, the nominating committee, the compensation committee and the transactions committee will be established in accordance with the Equityholders’ Agreement by and between the Corporation, [Sprint], a                     , [Eagle River Holdings, LLC], a Washington limited liability company, [Comcast], a                     , [BHN Spectrum Investments, LLC], a Delaware limited liability company, [Time Warner Cable], a                     , [Google Inc.], a Delaware corporation and [Intel], a                     , dated as of                      (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Equityholders’ Agreement”). Subject to the Equityholders’ Agreement, the board of directors may designate an executive committee consisting of one or more of the directors of the Corporation. Other than an audit committee, a nominating committee, a compensation committee, a transactions committee and, if established in accordance with the Equityholders’ Agreement and these bylaws, an executive committee, the Corporation will establish no other committees of the board of directors other than those special committees the board of directors may create, from time to time, at its discretion in order to carry out its fiduciary duties, provided that the composition of any committee (including an executive committee) to which the board of directors delegates any authority shall be determined in accordance with the Equityholders’ Agreement. Notwithstanding the foregoing, the establishment of any additional committee of the board of directors and the delegation of duties to such committee shall require the approval of at least 10 members of the board of directors (or, if there are fewer than 10 members of the board of directors, all of such members of the board of directors), or a majority of the disinterested directors if the establishment of the committee is for the purpose of reviewing a related party transaction. Subject to the agreements entered into by the stockholders, any committee, to the extent provided in the resolution of the board of directors, will have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, except that no committee will have the power or authority of the board of directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL or other applicable law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the Corporation. Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each committee will conduct its business in the same manner as the board of directors conducts its business under this Article 2. All action taken by committees will be recorded in the minutes of the meeting.
          Section 9. Communications Equipment. Unless otherwise restricted by the Charter or these bylaws, members of the board of directors or any committee may participate in and act at any meeting of the board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting under this Section 9 will constitute presence in person at the meeting.

          Section 10. Action by Written Consent. Unless otherwise restricted by the Charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee may be taken without a meeting if all members of the board of directors or the committee, as the case may be, consent to the action in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with the DGCL or other applicable law.
          Section 11. Organization. Meetings of the board of directors will be presided over by the chairman or one of the co-chairmen of the board of directors, if any, or in the absence of the chairman or one of the co-chairmen of the board of directors by the vice chairman of the board of directors, if any, or in the absence of the vice chairman of the board of directors by the chief executive officer (if the chief executive officer is a member of the board of directors), or in the absence of the foregoing persons by a chairman chosen at the meeting (who shall be a member of the board of directors). The secretary, or in the absence of the secretary, an assistant secretary will act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.
ARTICLE 3
OFFICERS
          Section 1. Number. Subject to the provisions of the Charter and the Equityholders’ Agreement, the officers of the Corporation will be elected by the board of directors and may consist of a chief executive officer, a president, and a secretary. The board of directors may also from time to time elect other officers (including a chairman of the board, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a chief financial officer, a treasurer, chief technology officer, chief operating officer, chief information officer, chief strategy officer, general counsel, any number of assistant secretaries and other officers and assistant officers) as may be deemed necessary or desirable or may delegate to any elected officer of the Corporation the power to appoint and remove such officers not elected by the board of directors and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person unless the Charter or these bylaws otherwise provide. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary will be filled as expeditiously as possible.
          Section 2. Election and Term of Office. The officers of the Corporation will be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be accomplished. New offices may be created and filled at any meeting of the board of directors. Unless otherwise provided in the resolution of the board of directors electing any officer, each officer will hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in these bylaws.

          Section 3. Removal; Resignation. Subject to the Equityholders’ Agreement, any officer elected by the board of directors may be removed by the board of directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but any removal will be without prejudice to the contract rights, if any, of the person removed, but the election of an officer will not of itself create contractual rights. Any officer may resign at any time on written notice to the board of directors, the president, the chief executive officer or the secretary of the Corporation. The resignation will take effect at the time specified therein (or if not specified therein, then upon receipt thereof), and unless otherwise specified therein no acceptance of the resignation will be necessary to make it effective.
          Section 4. Vacancies. Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the board of directors then in office at any annual, regular or special meeting.
          Section 5. Compensation. Compensation of the chief executive officer and all officers who report directly to the chief executive officer will be fixed by the compensation committee of the board of directors (subject to any employment agreement that may then be in effect between the Corporation and the relevant officer), and no officer will be prevented from receiving compensation by virtue of his or her also being a director of the Corporation. Nothing contained in these bylaws will preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving compensation by reason of the fact that he is also director of the Corporation.
          Section 6. Chairman of the Board. The chairman of the board, although not an officer of the Corporation, will preside at all meetings of the board of directors and of the stockholders at which he or she is present and will have and may exercise the powers as may, from time to time, be assigned to him or her by the board or as may be provided by law. If there are co-chairmen of the board, the co-chairmen will rotate the administrative duties of the position, including presiding at the meetings of the board of directors.
          Section 7. Chief Executive Officer. The chief executive officer of the Corporation will, subject to the provisions of these bylaws and the control of the board of directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she will perform all duties incident to the office of chief executive and other duties as from time to time may be assigned to him by the board of directors or as may be provided in these bylaws. The chief executive officer will execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution is expressly delegated by the board of directors to some other officer or agent of the Corporation. The chief executive officer will report directly to the board of directors and will have the right to delegate any of his powers to any other officer or employee and the authority to appoint vice presidents of the Corporation. The chief executive officer will, unless a chairman of the board has been elected and is present, preside at meetings of the stockholders and the board of directors.

          Section 8. President. The president will, subject to the provisions of these bylaws and the control of the board of directors, have general supervision of the operations of the Corporation, and subject to any contractual restriction, the president will have all authority incident to the office of president and will have other authority and perform other duties as may from time to time be assigned by the board of directors, any duly authorized committee of the board of directors, the chairman of the board or the chief executive officer. The president will, at the request or in the absence or disability of the chairman of the board or the chief executive officer, or if no chairman of the board or chief executive officer has been elected by the board of directors, perform the duties and exercise the powers of that officer or officers.
          Section 9. Executive Vice Presidents. Each executive vice president will perform all the duties as from time to time may be assigned to him by the board of directors, the president or the chief executive officer. At the request of the president or in the absence of the president or if the president is unable or refuses to act, the executive vice president, or if there is more than one, the executive vice presidents in the order determined by the board of directors (or if there is no determination, then the executive vice presidents in the order of their appointment), will perform the duties of the president, and when so acting, will have the powers of and be subject to the restrictions placed on the president in respect of the performance of his or her duties.
          Section 10. Senior Vice Presidents. Each senior vice president will perform all his or her duties as from time to time may be assigned to him by the board of directors, the president or the chief executive officer. There will be no duties that are incident to the office of the senior vice president, other than those that are specifically assigned by the board of directors, the president or the chief executive officer. A senior vice president may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the board of directors, president or chief executive officer assigns responsibility to the officer.
          Section 11. Chief Financial Officer. The chief financial officer will be responsible for the financial affairs of the Corporation and will be the chief accounting officer for public securities purposes. If the chief financial officer is not also the treasurer of the Corporation, he or she will be responsible for the supervision of the treasurer. He will perform all duties incident to the office of chief financial officer, and other duties as may from time to time be assigned to him by the board of directors or as may be provided in these bylaws.
          Section 12. Vice Presidents. Each vice president will perform the duties as from time to time may be assigned to him or her by the board of directors, the president or the chief executive officer. There will be no duties that are incident to the office of vice president, other than those which are specifically assigned by the board of directors, the president or the chief executive officer. A vice president may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the board of directors, president or chief executive officer assigns responsibility to the officer.

          Section 13. Treasurer. The treasurer will have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and will deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in banks, trust companies or other depositories as will, from time to time, be selected by or under authority of the board of directors. If required by the board of directors, the treasurer will give a bond for the faithful discharge of his or her duties, with surety or sureties as the board of directors may determine. The treasurer will keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, will render to the chief executive officer and to the board of directors, whenever requested, an account of the financial condition of the Corporation, and, in general, will perform all the duties incident to the office of the treasurer of a corporation and other duties as may, from time to time, be assigned to him or her by the board of directors or the chief executive officer or as may be provided by law.
          Section 14. Secretary and Assistant Secretaries. The secretary will attend all meetings of the board of directors, all meetings of the committees and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the supervision of the chief executive officer, the secretary will give, or cause to be given, all notices required to be given by these bylaws or by law; will have the powers and perform the duties as the board of directors, the chief executive officer, the president or these bylaws may, from time to time, prescribe. The assistant secretary, or if there is more than one, the assistant secretaries in the order determined by the board of directors, will, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and will perform other duties and have other powers as the board of directors, the president or the chief executive officer may, from time to time, prescribe.
          Section 15. Other Officers, Assistant Officers and Agents. Officers and assistant officers, other than those whose duties are provided for in these bylaws, will have the authority and perform the duties as may from time to time be prescribed by resolution of the board of directors which is not inconsistent with these bylaws.
          Section 16. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in the officer’s place during the officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of the officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE 4
STOCK
          Section 1. Form. The shares of the Corporation will be represented by certificates in the form that appropriate officers of the Corporation may from time to time prescribe, except that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock will be uncertificated shares. Any board resolution regarding uncertificated shares will not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock represented by certificates will be entitled to have a certificate signed by or in the name of the Corporation by the chairman or vice chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the Corporation certifying the name of the registered holder and the number and class of shares and series, if any, represented thereby and the par value of each share or a statement that the share is without par value, as the case may be. The board of directors will have the power to appoint one or more transfer agents or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of the transfer agents or registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate will have ceased to be an officer, transfer agent, or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer, transfer agent, or registrar at the date of issue. All certificates for shares will be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, will be entered on the books of the Corporation.
          Section 2. Transfer of Shares. Shares of stock of the Corporation will only be transferred on the books of the Corporation by the holder of record or by the holder’s attorney duly authorized in writing, who furnishes proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender to the Corporation of the certificate or certificates for the shares endorsed by the appropriate person or persons, with the evidence of the authenticity of the endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.
          Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, on the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of a lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of the certificate or the issuance of a new certificate.
          Section 4. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted by the board of directors, and which record date:

          (A) in the case of determination of stockholders entitled to notice of and to vote at any meeting of stockholders or adjournment of any meeting of stockholders, will, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of the meeting and
          (B) in the case of any other action, will not be more than 60 days prior to the other action.
If no record date is fixed:
          (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and
          (B) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; except that the board of directors may fix a new record date for the adjourned meeting.
          Section 5. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of the shares, will be entered into the books of the Corporation. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of the share or shares, the Corporation may, to the fullest extent permitted by law, treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.
          Section 6. Regulations. The board of directors will have the power and authority to make all rules and regulations as it may deem reasonably expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.
ARTICLE 5
GENERAL PROVISIONS
          Section 1. Fiscal Year. The fiscal year of the Corporation will begin on the first day of January in each year and end on the thirty-first day of the following December.
          Section 2. Waiver of Notice. Whenever notice is required to be given by law or under any provision of the Charter or these bylaws, a waiver of notice, given by the person entitled to notice, whether before or after the time stated in the waiver of notice, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute waiver of notice of the meeting except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
          Section 3. Corporate Seal. There will be no corporate seal.
          Section 4. Section Headings. Section headings in these bylaws are for convenience of reference only and will not be given any substantive effect in limiting or otherwise construing any provision in these bylaws.
          Section 5. Inconsistent Provisions. If any provision of these bylaws is or becomes inconsistent with any provision of the Charter, the DGCL or other applicable law, the provision of these bylaws will not be given any effect to the extent of the inconsistency but will otherwise be given full force and effect.
          Section 6. Books and Records. The books and records of the Corporation may be kept outside of the State of Delaware at the place or places as the board of directors may from time to time determine.
          Section 7. Checks, Notes, Proxies, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, will be signed by the officer or officers or agent or agents as will be authorized from time to time by the board of directors or the officer or officers who may be delegated the authority. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the chairman or co-chairman of the board of directors, the chief executive officer, or by the officers as the chairman or co-chairman of the board of directors, the chief executive officer or the board of directors may from time to time determine.
ARTICLE 6
AMENDMENTS
          Section 1. General. Subject to Article 2, the Charter and agreements entered into by the stockholders (including the Equityholders’ Agreement), these bylaws may be amended, altered, or repealed and new bylaws adopted by resolution of the board of directors. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred on the board of directors will not divest the stockholders of the same powers.
          Section 2. Equityholders’ Agreement. All of the provisions set forth in these bylaws will be subject to the terms and conditions of the Equityholders’ Agreement for so long as such agreement remains in effect in accordance with its terms. Subject to agreements entered into by the stockholders (including the Equityholders’ Agreement), the stockholders will only be able to adopt, amend, alter or repeal bylaws by an affirmative vote of not less than 50% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.